Exhibit T3A-29.1

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And, having read, required to sign, the person appearing before the court ex officio, did so with the Notary; three other words were void and deleted, a good marginal alteration and three other words were void and deleted.

In that respect, having signed in the same position of the original (S): Maître Chantal HUDICOURT EWALD and Me. Jean-Henry CEANT, the Notary holding the original, at the foot of which is written:

Registered at Port-au-Prince, on the tenth of February two thousand and six, in the Folio… Space… of the Register… No… of the Civil Acts. Collected from D. Fixed : Gourdes. Proportionate: Gourdes. Visa Stamp: Goudes.

The Chief Executive Officer of the Registration (S): Jean Luvien SAINT-LOUIS.

Collated.

[signature]

Me Jean-Henry CEANT

Public Notary

ON THE CONTENT OF THE ANNEX

ARTICLES OF ASSOCIATION

OF THE “SOCIÉTÉ ANONYME” NAMED

“UNIGESTION HOLDING, S.A.”

Article 1. It is formed herewith, among the current and future owners of shares, later to be created and those who will be able do so in the future, a Public Limited Company which will be governed by the present Articles of Association, Laws of the Republic of Haiti applicable to the latter and the Shareholders’ Pact.

Article 2. The primary purpose of the Company covers all commercial operations pertaining to the operation of a business of service-providers telecommunications, the purchase, sale, resale, rental, importation, exportation, repair, maintenance of telecommunication hardware and equipment.

The Company will be able to represent companies of all kinds, more particularly service companies, companies of suppliers, manufacturers, and installers of telecommunication hardware.

For this purpose, the Company will be able to supply all services and engage in all commercial operations, movables, real estate, and financiers, linking directly or indirectly to its purpose and to all others liable to facilitate the latter of the development or even a different purpose.

The Company will be able to undertake all or one or several of the operations on its own behalf or on behalf of third parties, alone or in association with third parties. The Company will be able to take all interests and holdings in all businesses, which can be linked to one of the purposes referred to above or of a nature to favour them, and this by the creation of new Companies by means of contributions, subscription contracts and purchases of shares, bonds, other securities and by all means.

The Company will be able to give and receive any concession, purchase, rent, sell, import, export, give or take collateral, give or take a lease, affirm straight forward, movables or real estate necessary for the achievement of its object. The Company will have the capacity to fulfil the purpose of what the Company had been created for the same reason, and also completely that it could request a natural person by way of a principal interested party, agent or otherwise. The Company will be able to do what is necessary for its interests and to safeguard the Company and its activities.

Article 3. In addition of its legal owner of the Société Anonyme, the Company will take the name: “UNIGESTION HOLDING S.A.”

Article 4. The registered office is at Port-au-Prince, Haiti. It can be transferred to a different place in the country by decision of the Board of Directors. It can also be established as branches, agencies, or offices, in places decided by the Board of Directors.

Article 5. The term of the Company is unlimited, unless there are cases of dissolution anticipated provided for in law, the Shareholders’ Pact and Articles of Association.

Article 6. The share capital is TWO MILLION FIVE HUNDRED AND ONE THOUSAND GOURDES (G.des. 2,500,000), divided into one thousand (100,000) ordinary shares of twenty-five Gourdes (25.00 Gdes.) each. Shares will be fully paid-up according to methods provided for by the Board of Directors, the present Articles of Association and Shareholders Pact, pursuant to the Law.

Article 7. Calls for capital would be to the attention of the shareholders in accordance with the Shareholders’ Pact. The subscribers of shares not fully paid-up, transferees of shares and their original subscribers will be bound severally for their payment. If the shares are not fully paid-up at the scheduled times, the Company will be able to:

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either pursue recovery of the stocks due;

or write-off the subscription of shares not fully paid-up.

Firstly, stocks not paid will produce, even in the absence of a legal action, interest calculated at the rate set by the Board of Directors while taking account of the average rate granted by the Banks of the place for commercial loans.

Secondly, the Board of Directors called for new subscribers, shareholders or otherwise, in the forms provided for in Article 10, which must achieve the integral paid-up of sums demanded without delay.

Article 8. ALTERATION OF SHARE CAPITAL. The share capital can be altered according to the requirements of the Company, at the proposal of the Board of Directors and the decision reached at the Extraordinary General Meeting of Shareholders discussed for this purpose.

Article 9. FORM OF SHARES. The titles of the shares will be registered and represented by numbered certificates with extracts of registers of stubs. They will bear the seal of the Company and the signature of the Chairman of Deputy Chairman and Secretary or Treasury of the Company.

The numbers of the shares, names, residence, domicile, and address of the owners will be entered in a register held for this purpose at the registered office. The transfers of shares will also be registered.

Article 10. TRANSFERS OF SHARES. Transfers of shares are subject to conditions and proceedings provided for in the Shareholders’ Pact.

The transfer of a share is effective once verified of compliance with the Shareholders’ Pact and the registration is included in a special register, held for this purpose by the Company.

Any transfer of action in breach of the prescriptions of the Shareholders’ Pact will be null and void and of no effect.

Article 11. LOSS OR DESTRUCTION OF SHARES. In the event of loss or destruction of a certificate of shares, duplicates of one or several certificates will be issued to the owner, but merely after a period of thirty (30) days from the notification of the loss or theft, and following two publications in a daily circulated edition at the registered office, informing the loss or theft and cancellation of one or several securities if applicable.

The certificate of shares issued, as provided for in the present Article, must indicate the replacement of the lost or destroyed certificate.

Article 12. Shareholders are only responsible until the full value of the shares is owned. Each paid-up share entitles, in the ownership of Company assets, a proportion of the number of shares in the issued capital which it represents, and furthermore a proportion of the Company income and reserve funds.

Article13. OBLIGATIONS ATTACHED TO THE SHARE. The rights and obligations pertaining to the share follow the deed regardless of the ownership. The ownership of a share brings, with no further consideration, adherence to the present Articles of Association, the Shareholders’ Pact, decisions of the Shareholder General Meetings and those of the Board of Directors. The shareholders, heirs, assignees, and debtors of a shareholder can only, under any pretext, request affixing seals on assets, papers, and documents of the Company, while requesting the division or auction, or interfere in any way in the acts of its administration. They must, in order to exercise their rights, rely on the company inventories and decisions of the Board of Directors and Shareholder General Meeting. Any shareholder must, prior to its purchase of one or more shares, adhere in writing to the Shareholders’ Pact and any amendments.

HEADING IV

GENERAL MEETINGS

Article 14. NATURE OF THE MEETINGS. The shareholders gather in the General Meeting, as follows:

a)        Extraordinary, when called upon to deliberate on questions implying amendment of the Articles of Association;

b)       Ordinary in all other situations. The Ordinary General Meetings will include Special Meetings, convened outside the regular framework for the annual Meetings provided for below.

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Article 15. MEETINGS AND CONVENING. The Ordinary General Meeting meets and is convened by the Board of Directors every year in four months following the closure of the financial year. The Extraordinary General Meeting is convened by the Board of Directors when utility is recognised. The same applies to the Special Meeting. In the event of necessitated urgency, the General Meetings will be able to be convened by the Chairman of the Board of Directors, or at the express request put forward by the shareholders representing at least twenty-five per cent (25%) of the voting shares paid-up in circulation in accordance with the Shareholders’ Pact.

Convening of the Meetings will be issued in a letter sent to the address of the shareholder indicated in the Company’s registers or by published notice in a daily circulated edition at Port-au-Prince. It will also be validly completed in accordance with the proceedings provided for in the Shareholders’ Pact. The notice of convening must indicate the matter, date, and place of the meeting. At least fourteen (14) days must reply by the date of convening and date of the General Meeting.

The notice of convening is not mandatory if the totality of voting shares issued and in circulation are represented at a meeting. Equally, a decision taken by unanimity of voting shares without the formal session of a meeting, well-matched with a resolution adopted in the Meeting.

Any shareholder will have the right to assist at General Meetings, proven simply of the shareholder’s capacity, on condition however that the shares represented by the shareholder have been settlement by any payments due. Shares not paid-up cannot be represented.

Article 16. RIGHT OF CONTROL OF SHAREHOLDERS. The financial statements of the Company and any other information provided for in the Shareholders’ Pact are held at the disposal of the shareholders, at the registered office, at least thirty (30) days prior to the date of the Meeting. Any shareholder can be informed at the registered office.

Article 17. AGENDA. The agenda for the General Meetings will accompany the notice of convening. It is only the matters listed in the agenda which can be submitted for deliberations, unless otherwise provided in law.

Any group of shareholders representing at least one quarter of the voting shares paid-up will be able to submit proposals to be listed in the agenda, providing that the proposal has been recorded in writing and given to the Chairman of the Board of Directors at least eight days prior to the Meeting. Prior to the General Meeting of Shareholders, the Secretary will draft an attendance sheet, indicating the names and addresses of shareholders, present or represented, the number and category of shares held by each and the corresponding number of votes. This attendance sheet, signed by all shareholders or their representatives, will be certified by the Board of Directors and filed at the registered office for the communication with members.

Article 18. COMMITTEE OF THE MEETING. The General Meeting is headed by the Chairman of the Board of Directors or, in the event of an impediment, by the Deputy Chairman, or in the event of an impediment of the latter, by the eldest member of the Board. The Secretary of the Board of Directors will be the Secretary of the Committee of the Meeting. If this person is not present, the Chairman will appoint a Secretary from members of the Meeting.

The functions of the Committee will consist exclusively of ensuring the regular functioning of the Meeting.

Article 19. MINUTES. The resolutions of the General Meetings are noted in the minutes inserted in a Register intended for this purpose. The minutes, having been read, will be signed by the Chairman and Secretary of the Committee.

The proof to provide, to third parties or a lawsuit, deliberations of any Meeting resulting from copies or extracts of authentic certified minutes by the Secretary of the Board of Directors or two members of the Board.

After dissolution of the Company and during liquidation, copies and extracts will be signed by the liquidators or, if applicable, by a single liquidator.

Any shareholder has a right to a copy of the minutes of the General Meeting with obligations provided for in the Shareholders’ Pact.

Article 20. AIMS OF DELIBERATIONS. The General Meeting, regularly constituted, represents the universality of shareholders. Its deliberations are mandatory to all shareholders, even those absent, dissident, or incapacitated.

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HEADING V

SPECIFIC RULES ON ORDINARY

GENERAL MEETINGS

Article 21. QUORUM AND MAJORITY. The annual Ordinary General Meeting or Ordinary General Meeting, convened at a Special Meeting in accordance with the law, adhering to the present Articles of Association and Shareholders’ Pact. They are required, in order to deliberate validly, to meet a quorum constituting at least fifty one percent (51%) of voting shares issued and in circulation. If this quorum has not been achieved, a half-hour after the hour provided for the meeting will be allowed, the meeting will be adjourned and the Meeting will be convened once again for the same day, two weeks later, in the same place and at the same time, and will be able to deliberate on the number of shares present, half an hour after the hour provided for in the meeting.

Subject to the provisions provided for in the Shareholders’ Pact, the decision taken by the Ordinary General Meeting or convened in the Special Meeting, will be taken by the majority voting shares issued and in circulation present at the meeting.

Notwithstanding the provisions of the present Articles of Association, the election of members of the Board of Directors will be completed in accordance with the Shareholders’ Pact.

Article 22. POWERS. The annual Ordinary General Meeting meets to deliberate on all points concerning activities of the Company throughout the previous year. In particular:

a)        approve the minutes of the latest General Meeting;

b)       rule on the annual report of operation and management presented by the Board of Directors;

c)        discuss and approve the financial statements;

d)       agree with the proposal of the Board of Directors, regarding all decisions concerning the allotment and appropriation of profit, in particular the distribution of dividends;

e)        approve the estimated budget of expenses and income of the Company;

f)        elect the directors;

g)       ratify the choice of the auditors;

h)       generally, to be aware of any matter of its competency brought to the agenda.

Article 23. SPECIAL MEETING. The Ordinary General Meeting meets at the Special Meeting when convened, excluding the annual regulations of meetings.

HEADING VI

SPECIFIC RULES FOR EXTRAORDINARY GENERAL

MEETINGS

Article 24. QUORUM AND MAJORITY. Extraordinary General Meetings are not regularly constituted and only validly deliberated in as far as they respect rules regarding the present Articles of Association and the Shareholders’ Pact and are composed of shareholders representing ninety five percent (95%) of voting shares issued and in circulation.

This Meeting will validly deliberate on a majority of ninety one percent (91%) of shares issued and in circulation.

Article 25. POWERS. The Extraordinary General Meeting is exclusively convened further to a resolution of the Board of Directors, adopted in accordance with the Shareholders’ Pact, arriving at a decision in the agenda provided. The Extraordinary General Meeting meets to be aware of all matters implying amendments to the Articles of Association, subject to legal provisions concerning the composition of meetings, the method of calculation of votes and number of members of the Board of Directors. It will in particular be the following powers:

a)        to create and issue preferred shares, however complying with the legal provisions governing this matter;

b)       to increase or decrease share capital;

c)        to decide on the dissolution of the Company.

HEADING VII

BOARD OF DIRECTORS

Article 26 – MEMBERS. The Company is administered by a Board of Directors with at least five (5) members. The number and functions of the directors can be amended by a decision of the Ordinary General Meeting within the above-mentioned limits, in accordance with the requirements of the Company and the Shareholders’ Pact.

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The Board of Directors is elected in accordance with the present Articles of Association and Shareholders’ Pact. The directors will be subject, in their functions, to the Articles of Association of the Company and Shareholders Pact.

Article 27. MANDATE AND FUNCTIONS. Members of the Board of Directors are elected by the Ordinary General Meeting of the Shareholders, in accordance with the Articles of Association and Shareholders’ Pact and their mandate is for one (1) financial year. The Board-members continue until the election of their successors. They choose from their members a Chairman-Chief Executive Officer, Deputy Chairman, Secretary, Treasurer and, if applicable, one or more members, unless the Meeting decides to create other functions. With the exception of the Chairman, one person only can occupy two (2) functions.

The Board-members are indefinitely re-electable in accordance with conditions laid down in the Articles of Association, the Shareholders’ Pact, and current laws. The Companies who they represent, or themselves, must also own at least one (1) share.

Article 28. MEETINGS OF THE BOARD. The Board of Directors meets at least every three (3) months and also frequently require the interest of the Company, in accordance with the convening of the Chairman or, in the absence of the latter, the Deputy Chairman, conveyed to each member of the Board, no later than seven (7) days before the date stipulated for the meeting, in the forms provided for in the Shareholders’ Pact.

Any member of the Board of Directors must be personally present at the meeting.

The Company will pay or reimburse, if applicable, expenses approved for travel budgets, transport budgets and food and lodging budgets for Board-members who do not reside in the area in which the Board Meetings must take place. The members can, moreover, be remunerated for work achieved by an executive official, agent or employee of the Company.

Article 29. QUORUM AND VOTE. The Board of Directors will be able to work validly if it has regular elect regularly been convened and the majority of its members are present or represented. Decisions will be taken by majority of the votes of members present or represented. Each Board-member has only one vote if it fulfils two functions. Meetings can validly make use of a conference call.

Notwithstanding the provisions provided for in the previous paragraph, the decisions pertaining to:

a)   amendments of Articles of Associations, instruments of incorporations and other corporate actions;

b)  increase of the share capital or any other call for funds;

c)   definition of salary scales of higher employees;

d)  allocation of managerial costs for the Company and other shareholder or affiliated companies;

e)   liquidation, closure, bankruptcy or sale of a substantial proportion or totality of the Company assets;

f)   transactions between affiliated companies.

And all other decisions pertaining to areas specifically provided for in the Shareholders Pact, in particular Article 5.9 of the Shareholders Pact must, for validity, be adopted in accordance with the Shareholder Act.

A decision made by the Board of Directors adopted in writing as a result of unanimity and signed by all Board-members, without the successful holding of a meeting as a resolution of the Board and delivered to the registers of minutes.

Article 30. – VACANCY. In the event of vacancy as a result of death, incapacity, resignation or for any other reason of a director, the vacancy will be filled in accordance with the Shareholders’ Pact. The replaced person will only continue with its function for the time remaining once with regard to the predecessor.

Article 31. MINUTES. The deliberations and resolutions of the Board are recorded in minutes, included in a register and signed by directors, present or represented, in respect of deliberations.

Copies or extracts of the minutes of the Board of Directors will be certified true by the Secretary or two Board-members.

Article 32. POWERS OF THE BOARD. Without prejudice to higher powers of the General Meeting of Shareholders, and subject to the provisions of the Shareholders’ Pact, the Board of Directors will exercise every power of the Company, as established by the instrument of incorporation, laws of the Haiti Republic, the present Articles of Association and minutes of the Meetings of Shareholders and the Shareholders’ Pact.

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In the limits indicated above, the Board will have the full management and administration of the Company, although the list below can be interpreted as a limitation of powers, the Board will be able in particular to:

a)        formulate and approve internal rules and the Company’s administrative organisation;

b)       appoint and dismiss the Chief Executive Officer and the managers, approve the staff regulation, set the salary scale and emoluments together with conditions of recruitment and dismissal;

c)        appoint any person authorised to sign on behalf of the Company coupons, promissory notes, bills, receipts, endorsements, cheques, discharges, contracts, and documents, to give any mandate and power, either permanent, or as an isolated act, to any person of its choice;

d)       decide on construction properties, purchase, acquire or make use of, on behalf of the Company, any asset, right or preferential claim, prices, conditions, and terms considered appropriate;

e)        borrow, give, receive, mortgage, issue coupons, sign agreements, transfers and any other negotiable or transferable notes, together with any securities obtained under a mortgage or otherwise, and perform any necessary acts and matters for these purposes;

f)        pronounce any preferential claims, mortgages, shares, resolutions and on the right; sell properties of the Company;

g)       draw up the annual budget of investment, income, and expenses; and declare dividends if applicable;

h)       propose to the Extraordinary Shareholders’ General Meeting any amendments to the Articles of Association;

i)         issue bonds and other securities on behalf of the Company in accordance with the terms and conditions deemed appropriate;

j)         create Executive Committee consisting of higher employees commissioned with the daily management of matters of the Company under the supervision of the Chairman of the Board of Directors or its representative.

Article 33. – CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board of Directors is the Principal Executive Officer of the Company. He is, as of right, the Chief

Executive Officer, able to delegate management powers to another natural person, approved by the Board of Directors. He will, in addition to the attributions which he conferred to other articles in the present Articles of Association, have the following powers:

a)        to chair the General Meetings and meetings of the Board of Directors;

b)       to supervise preparation of the annual report on the management of the Board and interim reports;

c)        represent the Company in legal action, whether as a plaintiff or defendant; deliver or receive and, if applicable, appoint, with the approval of the Board, the person or persons charged with delivery or receipt, in the name of the Company, acts of purchase, sale, transfer, adjudication, mortgage or any other nature to be achieved the benefit of the Company, resulting from operations achieved by the Company, which would be necessary to liquidate accounts, guarantee loans and interests, settle debts or accomplish all objectives for the benefit of the Company;

d)       within limits drawn up by the Board of Directors, the present Articles of Association and Shareholders’ Pact represent the Company, with particular attention, of all Companies or businesses, all entities or public or private organisations.

Article 34. DEPUTY-CHAIRMAN. In the event of an impediment for the Chairman, the Deputy Chairman of the Board of Directors, or in the event that there would be more than one Deputy Chairman, one of whom, in the decreasing numerical order drawn up at the time of the appointment, will fulfil the functions of Chairman and satisfy all the same obligations applicable until the return of the latter or pending the appointment of a new Chairman. The Deputy Chairman will fulfil any other function assigned by the Board or Chairman of the Board.

Article 35. THE SECRETARY. The functions of the Secretary are as follows:

a)        supervise the report and preserve the minutes of the General Meetings and gatherings of the Board of Directors, which are certified true and, where necessary, copies thereof will be issued;

b)       coordinate the preparation, dispatch, and publication of the notices of convening;

c)        supervise and coordinate the organisation and preparation of the General Meetings and gatherings of Board of Directors;

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d)        keep the seal of the Company;

e)       maintain the register of shares and note in the stub book the transfer of the said shares;

f)        achieve any other tasks assigned in law, by the General Meetings and Board of Directors.

Article 36. THE TREASURER. The attributions of the Treasurer are:

a)        supervise the Company’s accounts;

b)       overview of the monthly issue of a statement of income and expenses unaudited;

c)        supervise the works of internal auditors and, if applicable, external auditors;

d)       participate in any Work Committees with regard to finance or accounting, drawn up by the Board of Directors;

e)        perform any other tasks assigned in law, the General Meetings, and the Board of Directors.

Article 37. RESPONSIBILITY OF THE DIRECTORS. In accordance with the law governing the matter, the members of the Board of Directors, whatever is said, do not enter into any personal or collective obligation pertaining to matters of the Company. They merely respond with regard to the execution of their mandate. However, they are required to guarantee their management and record each of them or the Company which represent one (1) share in the Company cash. The shares are inaccessible for the duration of their function, until they have obtained a discharge of the General Meeting. Board-members can delegate all or some of their powers to salaried employees approved by the Board.

Article 38. INDEMNIFICATION OF DIRECTORS. The Company will indemnify any director against claims to which the director exposed with regard to acts relating to its function. The Company will provide reimbursements of all primary expenses and incidental expenses deriving from the claims made with regard to the budget. However, no claim can be honoured if not authorised or resulting in negligence or an intentional or culpable management of a director.

HEADING VIII

OPERATION – FINANCIAL STATEMENTS

Article 39. RULES ON OPERATIONS. The operations of the Company must respect the rules of ethics and must follow the administrative and financial rules drawn up in law and rules governing the matter, in the Articles Association, Shareholders’ Act and internal regulations.

Article 40. FINANCIAL YEAR. The financial year is scheduled by the Board of Directors.

Article 41. FINANCIAL STATEMENTS. These are drawn up each year, according to accounting principles generally recognised in accordance with Haiti laws and rules, including financial statements containing:

a)        statements of assets, liabilities, and holdings of shareholders;

b)       statements of income, expenses and profits or loss.

Article 42. NET INCOME- RESERVES- DISTRIBUTABLE INCOME. The net income accrues after the deduction:

1)       overheads of operations and administration;

2)       appropriation and provisions (reserve) for doubtful and/or irrecoverable debts;

3)       all other charges in the Company.

Of this net income, there is a drawdown of ten per-cent (10%) to constitute the legal reserve fund until it achieves half of the share capital.

After constitution of the legal reserve, the General Meeting can, at the proposal of the Board, drawdown any other sums deemed appropriate with a view to transfer to one or more general or special reserve funds, for which it determines appropriation or function.

The distributable income consists of net income of the accounting year, reduced as applicable of accumulated losses and sums transferred to a reserve. It can be distributed totally or partially, pro rata to shares paid-up, with regard to the declaration of a dividend by the Board of Directors and according with the methods and conditions provided for in law, the present Articles of Association and Shareholders’ Pact.

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HEADING IX

AMENDMENT – DISSOLUTION –

LIQUIDATION – DISPUTES

Article 43. AMENDMENT. These Articles of Association can be amended, cancelled, or replaced by new Articles of Associations, purely by decision of the Shareholders’ Extraordinary General Meeting convened for this purpose, deciding pursuant to the present Articles of Association and the Shareholders’ Pact.

Article 44. DISSOLUTION. The Company will be dissolved by decision of the Extraordinary General Meeting in accordance with Articles of Association and the Shareholders’ Pact.

Article 45. LIQUIDATION. In the event of dissolution for any reason whatsoever, the Extraordinary General Meeting rules, with regard to the proposal of the Board of Directors adopted in accordance with the Shareholders’ Pact and subject to the provisions of the law, liquidation method and names one or more liquidators who determine the powers and remuneration. This appointment ends the powers of the directors who must return their accounts to the liquidators.

The net proceeds of liquidation after settlement of the liabilities and charges of the Company will be allocated to the shareholders, pro rata of their outlay.

The partners will be convened at the end of the liquidation in order to rule on the final account and management of the liquidators in order to discharge them.

DISPUTES

Article 46. All disputes or litigation which may arise during the life of the Company or in the course of its liquidation, either among shareholders by reason of the Company, or between the Company and one or more shareholders will be decisive in accordance with the Shareholders’ Pact. In the event that there is a failure of proceedings provided for the Shareholders’ Pact, the parties will submit the litigation to arbitration while respecting the obligations provided for in the Shareholders’ Pact.

In similar cases, the party who raises the dispute will address to the other in a letter with acknowledgement of receipt, the requests which the party intends to submit to the Board of Arbitration, with indication of the arbitrator who will be appointed. The party will also place an injunction or having, within a period of fifteen (15) clear days from the receipt of the letter, to appoint an arbitrator of his choice and meet the latter in order to draw up a compromise. At the expiry of this period, if the defendant has not obeyed a summons, he will be reputed to have acquiesced to the request of arbitration. In this situation, the arbitrator before representing him will be appointed by order of the Doyen of the Civil Court of Port-au-Prince at the request addressed to him by the plaintiff with regard of a period of 10 clear days. Once this period has ended, the lack of action of the plaintiff wants a waiver of the action undertaken. He can no longer, for the same or similar object, resort to arbitration before a previous year.

The third arbitrator will be co-opted in a clear seven days, or two arbitrators chosen or appointed, as above mentioned. In the event of dispute regarding the choice, the third arbitrator will be appointed by the Doyen of the Civil Court of Port-au-Prince, proceeding by Order to request addressed to him by the most diligent party. The third arbitrator will ensure that there will be a chair of the Arbitration Board.

The arbitrators will validly bring an action according to the significance of the compromise or, if applicable, by the copy of the letter containing grounds for complaint of the plaintiff together with the summons and orders from Mr Doyen, will constitute the compromise.

The Arbitration Board will meet in a clear seven days of its constitution and pronounce its award within thirty (30) days from the first meeting. In the event of absolute necessity, the arbitrators will be able to decide to extend this period.

The arbitration award to be intervened will be mandatory and irrevocable and can only be disputed by lodging an appeal.

Article 47. In the event of conflict between the provisions of the present Articles of Associations and that of the Shareholder Pact, the Shareholder’s Pact will be predominant.

Drawn up at Port-au-Prince on the fourteenth of February in two thousand and five (February 14, 2005).

The following signatures are: Mr Gilbert BIGIO, Mr Reuven BIGIO and Mr Clément BEYDA.

The following is written: Registered at Port-au-Prince, on the tenth of February two thousand and six, in the Folio… Space… of the Register…No… of Civil Acts. Collected D. Permanent: Gdes. Proportionate: Gdes, Visa Stamp: Gdes.

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The Chief Executive Officer of Registration (S): Jean Luvien SAINT-LOUIS.

Certified true copy.

Collated.

[signature]

Me. Jean-Henry CEANT

Public Notary

MINUTES OF THE EXTRAORDINARY

GENERAL MEETING OF THE COMPANY

“UNIGESTION HOLDING S.A.”

Held at the Port-au-Prince on February 14, 2005

The shareholders of the Company: “UNIGESTION HOLDING S.A.” met in the Extraordinary General Meeting on Monday, February 14, 2005, at 10 a.m. on the premises of the Aciérie of Haiti, to deliberate on the following agenda:

Adoption of new Articles of Association.

The following are present:

Mr Gilbert BIGIO, owner of 40 shares;

Mr Reuven BIGIO, owner of 30 shares;

Mr Clément BEYDA, owner of 30 shares.

The totality of the shares being represented at the meeting, the notice of convening is not necessary.

The Chairman, Mr Gilbert BIGIO, wishes to welcome the shareholders. He reveals that, at the meeting on February 10, 2005, the Meeting had amended the Company’s purpose. However, many other amendments must be introduced to the Articles of Association. This is why he proposes the adoption of new Articles of Association, more compliant with the structures and activities envisaged by the Company. A draft Articles of Association is communicated to the shareholders, to be read.

Having become aware of the draft and certain exchanges of views, the following resolutions are adopted by the shareholders:

FIRST RESOLUTION

The General Meeting approved the draft Articles of Association submitted, a copy of which is appended to the present minutes. The new Articles of Association have cancelled. There is now a replacement which will govern the Company. With no further consideration, they amend all provisions of the Instrument of Incorporation, contrary to the new Articles of Association in order to harmonise with the new Articles of Association.

SECOND RESOLUTION

Full powers are given to Me Chantal HUDICOURT-EWALD for the purpose of filing an extract of the present minutes and the Articles of Association, appended herein, with a Notary of his choice for accomplishment of the legal formalities.

Moreover, given that nothing is on the agenda, the session is adjourned at 11:30 a.m.

The signatures are following: Gilbert BIGIO, Reuven BIGIO and Clément BEYDA.

Here is written: Registered at Port-au-Prince, on the tenth of February two thousand and six, in the Folio… Space… of the Register…No… of Civil Acts. Collected D. Permanent: Gdes. Proportionate: Gdes, Visa Stamp: Gdes.

The Chief Executive Officer of Registration (S): Jean Luvien SAINT-LOUIS.

Certified true copy.

Collated.

[signature]

Me. Jean-Henry CEANT

Public Notary

Filed and registered have been, at the Ministry of Trade and Industry, to originals of the Deed of Amendment and Articles of Association of the Société Anonyme named: “UNIGESTION HOLDING S.A.” with the share capital of… Having its registered office at… Formed at… On… Date of the first filing of the Articles of Association on…; Registration to Contributions on 2/10/2006 Signature of the Instrument of Incorporation on… Registration to Contributions on… Final registration on 3/02/2006 No. V-03 folio 222 Reg. VII.

[signature]

Chief Executive Officer

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SEMINOLE FORM 3022-1

TURKS AND CAICOS ISLANDS

THE COMPANIES ORDINANCE 1981

Certificate of Incorporation

DIGICEL TURKS & CAICOS HOLDINGS LIMITED

is this day incorporated under the Companies Ordinance 1981 as a Limited Liability Company.

DATED this 1st day of November, 2005

KENDLE B. WILLIAMS
Registrar of Companies

We hereby certify that this a true copy of the original document seen by us

Registered No. . 10365 **Caribbean Management Services Limited**

Director: ____________

Date: 10/5/2017

NOTICE

The Ministry of Commerce and Industry informs the public in general and interested parties in particular that, in accordance with the Decrees of August 28, 1960, November 11, 1968, October 10, 1979, March 8, 1984 and June 2, 1995, to the Bylaws, the Memorandum of Association and the Subscription Form of the Société Anonyme called: “UNIGESTION

HOLDING S.A.” established by public deed on August 25, 2022, issued by Dina SÉÏDE, Notary in Pétion-Ville.

Consequently, the said Company with a share capital of SEVEN MILLION FIVE HUNDRED THOUSAND GOURDES (Gdes 7,500,000.00) is authorized to operate under the conditions set out in the preceding paragraph.

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Port-au-Prince, June 5, 2023 [signature] Ricardin SAINT-JEAN Minister

FIRST ISSUE

REPUBLIC OF HAITI

Before Maître Dina SÉÏDE, with a Law Degree, Notary, in the Pétion-Ville residence, identified at No.: 003-648-248-9; licensed and taxed under Nos. 2807188582 and 36482489 for the current fiscal year.

The following person appeared:

Maître Johnson NAZAIRE, identified for tax purposes under tax code No.: 006-993-223-6, lawyer at the Port-au-Prince Bar, owner, residing and domiciled in the Municipality of Pétion-Ville, licensed and taxed under Nos: 2167181185 and 8407016625 for the current fiscal year, who is currently present in our Office.

This appearing party has hereby filed the following with the undersigned Notary to be placed in the minutes of her archives in order to issue any document relating thereto.

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The amended Bylaws of the Société Anonyme: “UNIGESTION HOLDING S.A.” duly signed by the shareholders of the said Company on June twenty-second, two thousand and twenty-two (June 22, 2022).

Said Bylaws are printed in black ink on twelve (12) sheets of plain white paper with, on the twelfth sheet, the signatures of Mr. Denis J. O’BRIEN; Ms. Holly Anya Mc NAMARA for “DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”; Mr. Maarten R. BOUTE for “ONEFONE S.A.”; Mr. Charles Oliver COUGHLAN and Ms. Sophia STRANSKY.

These Bylaws will be registered at the same time as the minutes hereof and will remain attached thereto.

In witness whereof:

Done in Pétion-Ville, in the Office and minuted, this day of August twenty-five, two thousand and twenty-two (August 25, 2022).

And, after reading the document, the parties have signed it with the undersigned notary.

Signed in the same place in the minutes hereof: Maître Johnson NAZAIRE and Maître Dina SÉÏDE, Notary. The latter, custodian of the minute.

After which is written:

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022). Folio... Case... of the Register... No.:... of Civil Acts.

All duties collected in Pétion-Ville.

The Receiver of the Registration (S): Mr. Luc Richard BATTIST. Notice of fee: RC: 15716899. First Issue Collated [signature] Me Dina SÉÏDE Notary Public

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THE CONTENT OF THE BYLAWS IS AS FOLLOWS:

ANNEX

BYLAWS

OF THE SOCIÉTÉ ANONYME:

“UNIGESTION HOLDING S.A.”

TITLE I

NAME - PURPOSE - REGISTERED OFFICE

Article 1 - A Société Anonyme of a commercial and financial nature, governed by these Bylaws and the laws of the Republic of Haiti, is hereby formed among the present and future owners of the shares hereby created and those which may be created subsequently.

Article 2 - The Company’s main purpose is to carry out all commercial transactions relating to telecommunications and the use of information and communication technologies.

The Company may carry out any economic, industrial, commercial, civil, financial, securities or real estate transactions relating directly or indirectly to its corporate purpose or to any similar or related purposes likely to promote its expansion or development. The Company may buy, sell, lease, import, export, repair and maintain telecommunications equipment and materials.

The Company may carry out any transactions within the scope of its corporate purpose, either alone or in partnership, or in association in any form whatsoever. The Company may purchase, exploit, or assign all processes and patents relating to its business. The Company may do whatever is necessary to achieve its corporate purpose insofar as such transactions comply with applicable laws and regulations.

Article 3 - The Company’s name is: “UNIGESTION HOLDING S.A.”.

Article 4 - The head office is located in Port-au-Prince. Administrative, operating and management offices may be set up wherever the Board of Directors deems appropriate.

Article 5 - The duration of the Company is unlimited, except in the event of early dissolution by virtue of a decision

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of the Extraordinary General Shareholders’ Meeting taken in accordance with the provisions of Article 39 et seq. of these Bylaws.

TITLE II

SHARE CAPITAL

Article 6 - The share capital is set at seven million five hundred thousand gourdes (Gdes 7,500,000.00) divided into three hundred thousand (300,000) ordinary shares of twenty-five gourdes (Gdes 25.00) each. The capital has been subscribed and paid up in full.

The share capital may be increased by the creation of new shares by a resolution of the Extraordinary General Shareholders’ Meeting, passed in accordance with the conditions set out in Article 40 et seq. of these Bylaws. This Extraordinary General Meeting sets the terms and conditions of the new share issues or delegates powers to the Board of Directors for this purpose.

TITLE III

SHARES

Article 7 - The share capital is paid up in accordance with current legislation.

Article 8 - Definitive share certificates are issued in registered form, extracted from a counterfoil register, bearing a serial number and the signatures of the Chairman and Treasurer of the Board of Directors. The transfer of these shares is effected by a declaration of transfer made at the registered office.

However, shareholders may only sell their shares to third parties after having offered them by letter, with acknowledgment of receipt, to the Board of Directors, which will submit the offer to the other shareholders.

If the Board does not send any proposal to the seller, this right of first refusal expires one month after receipt of the offer.

In the event of the loss or theft of one or more share certificates, new certificates must be issued to the owner(s), but only after a period of sixty (60) days, starting from the day of notification of the loss and following a double publication at intervals of thirty (30) days in a daily newspaper with a large circulation published at the place of the registered office, announcing the loss or cancellation of the security or securities in question.

Article 9 - Each share entitles its holder to a proportionate percentage of the Company’s assets. Each share also confers a share in profits, voting rights and representation at General Meetings in accordance with the conditions laid down by law and these Bylaws.

Shareholders bear losses only up to the amount of their contributions. The rights and obligations attached to the share follow the share in whichever hand they are held. Ownership of a share automatically implies acceptance of the Bylaws and the decisions of General Shareholders’ Meetings.

Each share also entitles any shareholder, at any time of the year, to inspect or copy at the registered office, either personally or through a proxy, all documents submitted to General Shareholders’ Meetings over the past three (3) years and the minutes of these Meetings, and to exercise the right of communication provided for in the Bylaws. It also gives the right to take legal action under the conditions set out in Article 48 of the Bylaws.

The Company may decide to create new preferred shares, which may or may not confer on their holders pecuniary rights attached to non-voting shares in consideration of their contributions. The Extraordinary General Shareholders’ Meeting has sole authority to decide on the creation of new shares. The Extraordinary General Shareholders’ Meeting may also delegate to the Board of Directors the necessary powers to issue, on one or more occasions, a class of securities, and to set the terms and amounts thereof.

Article 10 - Shares are indivisible with regard to the Company, which recognizes only one owner for each share. Undivided co-owners are required to be represented by one of them, who is considered by the Company to be the sole owner.

The heirs or creditors of a shareholder may not, under any pretext whatsoever, request that seals be affixed to the Company’s assets and papers or ask for them to be shared out or sold off, nor may they interfere in any way with the Company’s management. For the exercise of their rights, they

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must refer to the Company’s inventories and to the decisions of the Shareholders’ Meeting.

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Article 11 - The rights and obligations attached to the share follow the title in whichever hand they pass, after its transfer has been registered, as provided for in Article 8 above. The transferee has only the right to the current dividend and any portion of reserves.

TITLE IV

MANAGEMENT OF COMPANY’S INTERESTS

A. ORDINARY GENERAL SHAREHOLDERS’ MEETINGS

Article 12 - The shareholders, meeting at the General Shareholders’ Meeting, have full sovereignty over all matters concerning the Company. They appoint a Board of Directors from among their number to manage the Company for a term of two (2) years. The Board carries out the decisions of the General Shareholders’ Meeting and is entirely subject to the will of the shareholders gathered in the General Shareholders’ Meeting. The General Shareholders’ Meeting is convened by the Board of Directors.

Article 13 - Regardless of the date on which they are convened, if the decisions they are called upon to take relate to the management of the Company or the interpretation of the Bylaws, General Shareholders’ Meetings are deemed to be Ordinary Meetings.

The General Shareholders’ Meeting is held each year at the registered office or at any other location indicated in the notice of meeting, within ten (10) months of the end of the financial year, on the date, at the time and place indicated in the meeting notice.

Ordinary General Shareholders’ Meetings may be called by the Board of Directors in an emergency. The Board must convene a General Shareholders’ Meeting when requested to do so by shareholders representing at least one-quarter of the share capital and must place on the agenda the matters raised by these shareholders for submission to the Meeting.

Article 14 - Notice of Ordinary General Shareholders’ Meetings is given at least fifteen (15) days in advance, by means of a notice published in a daily newspaper in Port-au-Prince or by written notification with acknowledgment of receipt. This period may be reduced to eight (8) days for Ordinary General Shareholders’ Meetings held on second or third call.

Ordinary General Shareholders’ Meetings may be validly convened without public notice if all shareholders are present or represented.

Any electronic means of telecommunication offering sufficient guarantees of reliability and security are deemed valid for convening and participating in General Shareholders’ Meetings and Board of Directors’ meetings. Shareholders who take part in deliberations by videoconference or other information and communication technology (ICT) means are deemed to be present for the purposes of calculating quorum and majority. Notices of meetings and proposed resolutions may be submitted electronically. Remote voting and/or proxy voting, with the shareholder’s electronic signature, is permitted.

Article 15 - To be entitled to attend the General Shareholders’ Meeting, the shareholders must prove they hold shares. A shareholder may be represented at the General Shareholders’ Meeting by a proxy, who may or may not be a shareholder. The powers are determined by the Board of Directors.

Article 16 - The Ordinary General Shareholders’ Meeting is duly constituted and can deliberate validly when it is made up of a number of shareholders representing at least sixty percent (60%) of the share capital at the time of the first call. If this condition is not met, the General Shareholders’ Meeting is reconvened in accordance with the procedure set out in Article 14, with the agenda, date, and outcome of the first Meeting reproduced on the meeting notice. On this second call, resolutions are valid if passed by an absolute majority (50%+1) of shares present or represented, but may only deal with items on the agenda of the first meeting. If this quorum is still not reached, a simple majority is required for any deliberations arising from the third call.

Article 17 - The General Shareholders’ Meeting is chaired by the Chairman of the Board of Directors. Failing this, the Meeting elects its Chairman. The Chairman is assisted by two Tellers and a Secretary, who may be chosen from outside the Shareholders’ Meeting. The duties of Teller are carried out by the two shareholders present at the start of the meeting or who represent the largest number of shares, either in their own right or by virtue of the powers conferred on them.

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An attendance sheet is kept, showing the names and addresses of shareholders present or represented and the number of shares held by each. This sheet, duly signed by the shareholders present or their proxies and certified by the officers of the Meeting, is filed at the registered office, and must be disclosed to any requesting party.

The duties of the officers relate exclusively to the running of the General Shareholders’ Meeting and its operations. The Board’s decisions are always only provisional and are always subject to a vote by the General Shareholders’ Meeting, which any interested party may initiate.

Article 18 - The agenda is set by the Board of Directors. Only proposals emanating from the Board and those falling within the remit of the General Shareholders’ Meeting that have been communicated to the Board at least fifteen (15) days prior to the meeting, on behalf of shareholders representing at least one-quarter of the share capital, are included.

No items other than those on the agenda may be put to vote, with the exception of resolutions resulting directly from relevant discussions.

Article 19 - The purpose of the General Shareholders’ Meeting is to control and supervise the management of the Company. It makes all the verifications it deems necessary; it hears the Board of Directors’ report on the Company’s business; it discusses, approves or adjusts the accounts; it sets the dividends to be distributed; it appoints, replaces, dismisses or re-elects the Directors and Statutory Auditors; it determines the salaries of the Board of Directors by a sixty percent (60%) majority, if it deems it necessary to grant them, and that of the Statutory Auditors by a simple majority.

It confers on the Board of Directors the necessary authorizations for all cases where the powers granted to it were insufficient.

It deliberates on all other proposals on the agenda which do not fall within the remit of the Extraordinary General Shareholders’ Meeting, it being specified that the items indicated above, with the exception of those appearing in the present and previous paragraphs, are deemed to be on the agenda of the Annual General Shareholders’ Meetings, even if the agenda does not mention them.

Article 20 - The duly constituted General Shareholders’ Meeting represents all shareholders.

The deliberations of the Shareholders’ Meeting, taken in accordance with the law and the Bylaws, are binding on all shareholders, including those who are absent, unable to attend or dissenting.

Article 21 - Resolutions of the Ordinary General Shareholders’ Meeting may be passed by a qualified, absolute, or simple majority of members present or represented under the conditions set out in Article 16. Each member of the Meeting has as many votes as the number of shares he or she owns and represents.

Article 22 - The deliberations of the General Shareholders’ Meeting are recorded in minutes signed by the Chairman and the Secretary of the Board, or signed by the shareholders who took part by majority or unanimous vote.

Copies or extracts of these minutes, to be produced in court or elsewhere, are validly signed by the Chairman and Chief Executive Officer or, in his/her absence, by the Secretary or by two (2) members of the Board of Directors.

B. BOARD OF DIRECTORS

Article 23 - The Company is managed by a Board of Directors of at least five (5) members, appointed by the General Shareholders’ Meeting and chosen from among the shareholders. Members may be natural or legal persons. Designated representatives of legal persons must be individually approved by the General Shareholders’ Meeting. If the appointments of individuals are not ratified by the General Shareholders’ Meeting, the deliberations approved and the acts performed by them remain valid.

Article 24 - Directors are appointed for a term of two (2) years, a year being the interval between two consecutive General Meetings. However, the first Board of Directors, appointed at the time of incorporation, remains in office until the General Shareholders’ Meeting called to approve the accounts for the fraction of a year that has elapsed since the Company was incorporated. This General Shareholders’ Meeting will have to renew the entire Board.

Directors’ terms of office are automatically extended until the General Shareholders’ Meeting following the normal expiry of their terms. Directors may be re-elected indefinitely.

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Article 25 - Each Director must own at least one (1) share. Directors’ shares are deposited in the corporate fund as a guarantee of their management. These shares are non-transferable and may not be pledged during the Director’s term of office.

Shares allocated to the director’s management guarantee are released after the end of his or her term of office, following approval of the financial statements for the last year in which he or she served.

Article 26 - The Board must be completed if one of its members dies, resigns or is incapacitated in any way. Provisional appointments made by the Board are subject to confirmation by the General Shareholders’ Meeting at its next meeting, which determines the term of office of the new Directors. If provisional appointments are not ratified by the General Shareholders’ Meeting, the deliberations and actions taken remain valid.

Article 27 - Board members are elected by the General Shareholders’ Meeting. The Board appoints from among its members a Chairman and Chief Executive Officer, a Vice-Chairman, a Secretary, a Treasurer, and a Member. They are elected for the duration of their directorship, unless dismissed for good cause by the Board, and may be re-elected at any time.

Article 28 - The Board of Directors meets when convened by its Chairman or Vice-Chairman, as often as the Company’s interests require, either at the registered office or at the place indicated in the summons notice.

Notices of meetings are sent to each member of the Board of Directors at least fifteen (15) days before the date of the meeting, by letter with acknowledgment of receipt, or by posting or insertion in the national press, or by email. The Board may not vote on any matter not mentioned in the meeting notice.

The conditions set out in Article 14 apply to the convening of and participation in Board meetings.

To be valid, at least half of the Directors must be present or represented. Decisions are taken by majority vote.

A director representing one of his/her colleagues has two (2) votes. In the event of a tie, the Chairman has the casting vote.

Article 29 - The deliberations of the Board are recorded in minutes which are transcribed in a special register and signed by the Chairman of the meeting and the Secretary, or by the majority of the Directors who took part in the meeting.

Copies or extracts of these minutes, for legal or other purposes, are signed by the Chairman or Vice-Chairman of the Board of Directors.

With respect to third parties, proof of the number and appointment of Directors in office, of the status of Chairman or Vice-Chairman of the Board in office, and of the powers of Directors representing their colleagues, is sufficiently demonstrated by the inclusion in the minutes of each meeting and in the extract issued therefrom, of the names of Directors present or represented and those of Directors absent, together with the powers stated therein.

Article 30 - The Board of Directors steers the Company’s business and oversees its implementation. Subject to the powers expressly attributed to Shareholders’ Meetings by law and the Bylaws, and within the limits of the Company’s corporate purpose, the Board deals with all matters relating to the proper operation of the Company and settles all matters concerning it through its deliberations.

The Board of Directors may carry out any controls and verifications it deems appropriate at any time.

The Board of Directors is vested with the broadest powers to act on behalf of the Company, both in relation to third parties and shareholders, and to perform or authorize all acts relating to its corporate purpose. In particular, it has the power to carry out all management acts or disposal not expressly reserved to the General Meeting by law or these Bylaws. He/she represents the Company in dealings with third parties and is responsible for all legal actions, both as plaintiff and defendant. The Board of Directors may delegate any of its powers to any agent of its choice, within the limits of its powers under the law and these Bylaws. This list is not exhaustive. The Board of Directors may dismiss the Chairman at any time.

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The emoluments of Board members are set by decision of the Board of Directors and must be ratified by the General Shareholders’ Meeting. Members of the Board of Directors may also hold a salaried position, provided that the benefits of the employment contract correspond to actual employment.

Members of the Board of Directors are not engaged in any personal or collective obligation in connection with the Company’s business. They are answerable only for the execution of their mandate.

Article 31 - The Chairman of the Board is responsible for the general management of the Company. The Chairman of the Board of Directors is the Company’s legal representative. The Chairman may delegate general management to any person of his/her choice, to whom he/she delegates such powers as he/she deems appropriate, and whose remuneration he/she determines.

In addition to the powers conferred on him/her by these Bylaws, the Chairman of the Board shall have the following powers:

a) Organizing and directing the work of the Board of Directors, on which he/she reports to the General Shareholders’ Meeting.

b) Ensuring the proper functioning of the Company’s governing bodies and, in particular, that the Directors are able to fulfill their duties;

c) Convening the General Shareholders’ Meeting and the Board of Directors;

d) Chairing General Shareholders’ Meetings and Board of Directors’ meetings;

e) Giving an account, in a report attached to the annual management report, of the conditions in which the Board’s work is prepared and organized, and of the internal control procedures implemented by the Company;

f) Overseeing the preparation of the Board’s annual management report and interim reports;

g) Representing the Company in legal proceedings, both as plaintiff and defendant, to deliver or receive, and, where applicable, to appoint, with the approval of the Board, the person(s) responsible for delivering and receiving, in the name of the Company, deeds of purchase, sale, assignment, adjudication, of mortgage or of any other nature which must be carried out in favor of the Company resulting from operations carried out by the Company and which may be necessary to settle accounts, guarantee loans and interest, settle debts, carry out all formalities and perform all acts with a view to achieving the objectives for which the Company was formed;

h) Representing the Company in dealings with any private individual, company, or business, public or private entity or organization, within the limits established by the Board of Directors and these Bylaws.

The Vice-Chairman assists the Chairman. If the Chairman is unable to act, the Vice-Chairman shall perform all the duties of the Chairman and shall be bound by the same obligations applicable to him/her until his/her return or the appointment of a new Chairman.

Article 32 - The duties of the Secretary are as follows:

a) Overseeing the drafting and safekeeping of minutes of Shareholders’ Meetings and Board of Directors’ meetings, certifying them as true and correct, and issuing copies where necessary;

b) Coordinating the preparation, dispatching and publication of notices of meetings;

c) Supervising and coordinating the organization and preparation of General Shareholders’ Meetings and Board of Directors’ meetings;

d) Keeping the Company seal;

e) Keeping the share register and recording all transfers of shares in the counterfoil ledger;

f) Carrying out such other duties as may be assigned to it by law, by Shareholders’ Meetings and by the Board of Directors.

Article 33 - The duties of the Treasurer are as follows:

a) Supervising the Company’s accounting;

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b) Ensuring the monthly issue of an unaudited statement of income and expenses;

c) Participating in all financial working committees set up by the Board of Directors;

d) Carrying out such other duties as may be assigned to it by law, by Shareholders’ Meetings and by the Board of Directors.

C. STATUTORY AUDITORS

Article 34 - In accordance with Articles 36, 37 and 38 of the Decree of August 28, 1960 on Corporations, the Statutory Auditors may be selected by the General Shareholders’ Meeting, if it deems this necessary. Their duties will be those laid down by the aforementioned Decree or any other legislation in force.

D. FISCAL YEAR

Article 35 - The fiscal year begins on October first (1st) and ends on September thirtieth (30) of the following year. By way of exception, the first financial year will include the time elapsed from the Company’s incorporation to the following September 30th.

The fiscal year can be modified at any time by the Board of Directors.

E. DISTRIBUTION OF PROFITS - LOSSES OF ONE-QUARTER OF SHARE CAPITAL

Article 36 - Each year, an inventory is drawn up showing the Company’s assets and liabilities. In this inventory, the various corporate assets are depreciated as determined by the Board of Directors.

The inventory, balance sheet, profit, and loss account and, in general, all documents required by law to be submitted to the Shareholders’ Meeting, must be made available to shareholders at the registered office at least fifteen (15) days before the date of the Meeting. During this period, any shareholder may request a list of shareholders and/or the Company’s financial statements from the registered office.

Article 37 - Net profit means net income for the year, after deduction of overheads and other corporate expenses, as well as depreciation of company assets and provisions for commercial and industrial risks.

The following amounts are deducted from the profit:

ANGUILLA

COMPANIES ACT, 2000

(Section 197(1))

CERTIFICATE OF CONTINUANCE

Company Number **1018144**

The Registrar of Companies hereby certifies that

Caribbean Cable Communications Holdings, Limited.

has this day been continued as a company registered in Anguilla.

Registrar of Companies

Dated this 19th day of May 2008

All reserves, with the exception of the legal reserve, are at the disposal of the Board of Directors for all corporate purposes, including the implementation of decisions taken at General Shareholders’ Meetings concerning the payment of dividends to shareholders.

Article 38 - The conditions under which dividends are paid are decided by the Board of Directors. Dividends must be paid within nine (9) months of the end of the financial year, or any other date decided by the Board. Dividends are validly paid to the owner of the share. Regularly paid dividends are not subject to return or restitution.

Article 39 - In the event of a loss of one-quarter of the share capital, the Directors must convene an Extraordinary General Meeting to decide on the continuation or liquidation of the Company.

TITLE V

COMPANY CHANGES

EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETINGS

INCREASE IN SHARE CAPITAL

Article 40 - EXTRAORDINARY GENERAL SHAREHOLDERS MEETING - NOTICE OF MEETING AND QUORUM: Extraordinary Shareholders’ Meetings may be called by the Chairman-Chief Executive Officer. Notices of Extraordinary Shareholders’ Meetings must include the

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agenda for the meeting and be published in a daily newspaper with general circulation at the registered office at least fifteen (15) days before the date set for the meeting or sent by letter with acknowledgment of receipt. This period may be reduced to eight (8) days for Extraordinary Shareholders’ Meetings held on second or third call.

The conditions of Article 14 remain valid for convening and attending Extraordinary Shareholders’ Meetings. The provisions of Articles 9, 20 and 22 apply to Extraordinary Shareholders’ Meetings.

Extraordinary Shareholders’ Meetings held on first call are validly constituted without publication if all shareholders are present or represented. Each member of the Meeting has as many votes as the number of shares he or she owns or represents.

Article 41 - The Extraordinary General Meeting is competent for all matters relating to a modification of the Bylaws. Capital increases, capital reductions, the issue of preferred shares, amendments to the Bylaws, the dissolution of the Company, and decisions to merge with or acquire other companies must be taken by an Extraordinary General Meeting convened for this purpose.

Article 42 - The Extraordinary General Meeting is duly constituted and can validly deliberate if a qualified majority of at least sixty-five (65%) of the share capital is present at the time of the first call. When the Extraordinary General Meeting has not been able to deliberate validly, in the absence of a quorum, the second Meeting may deliberate validly by an absolute majority of 50% + 1 share. If the lack of quorum persists, a simple majority is required for any deliberations arising from the third call.

Article 43 - The share capital may be increased, on one or more occasions, either by issuing new shares in accordance with Article 9 of these Bylaws, or by increasing the par value of existing shares.

The new shares are paid up in cash, by offsetting liquid and due claims by the Company, by capitalizing reserves, profits, or additional paid-in capital, or by converting bonds.

The new shares are issued at their par value or increased by an issue premium.

The Extraordinary Shareholders’ Meeting may delegate to the Board of Directors the powers necessary to carry out a capital increase on one or more occasions, or the issue of a category of securities, to set the amount(s) thereof, and to record the completion thereof.

Owners of previously issued shares have a right of first refusal to subscribe new shares in proportion to the number of shares they own. This right is exercised in the form and within the time limits set by the Board of Directors.

If preferential subscriptions do not absorb the entire capital increase, the Board of Directors may offer the balance to the public if the Extraordinary General Meeting has not decided otherwise.

In the event that a subscriber to a capital increase fails to meet his or her commitments and, in particular, fails to pay in cash the prescribed proportion of his or her subscription, the Company has the right to terminate the contract with the defaulting subscriber fifteen (15) days after a formal notice consisting of a simple letter with acknowledgment of receipt has remained without effect. All this without prejudice to any claim for compensation for the damage that the contractual breach or defaulting underwriter may cause the Company.

TITLE VI

LIQUIDATION OF THE COMPANY

Article 44 - In the event of early dissolution, the General Meeting determines the liquidation procedure and appoints one or more liquidators whose powers it determines in accordance with the law. Unless otherwise decided by the General Shareholders’ Meeting, the liquidators have the same powers as those conferred on the Board of Directors in Article 30 of the Bylaws.

The appointment of liquidators terminates the powers of the Directors and Statutory Auditors.

Article 45 - During liquidation, the duly constituted Ordinary Shareholders’ Meeting retains the same powers as during the Company’s term. In particular, it has the power to approve the liquidation accounts and to discharge the liquidators. It may dismiss the liquidator(s), replace them, and even cancel the resolution resolving on early dissolution, by

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appointing a new Board of Directors and new Auditors, subject to the rights acquired by third parties in the interim.

Article 46 - Copies or extracts of the minutes of the Shareholders’ Meeting are signed by two (2) liquidators or, where applicable, by the sole liquidator.

Article 47 - Once the Company’s liabilities and expenses have been settled, the net proceeds of the liquidation are first used to fully amortize the share capital, if this has not already been done. The surplus is distributed among shareholders in proportion to the number of shares they hold.

TITLE VII

DISPUTES

Article 48 - All disputes of any kind arising during the life of the Company or its liquidation, between the shareholders and the Company or its Directors, between the Company and its Directors, or among the shareholders, must be resolved amicably. No shareholder may have recourse to the courts before submitting his or her complaint to the Shareholders’ Meeting for an amicable settlement. In the absence of an amicable settlement, any disputes will be submitted to the Haitian courts with jurisdiction in the matter.

Done and signed, in four (4) originals, one of which is to be deposited at the Company’s registered office and the others for the completion of legal formalities in Port-au-Prince, on June 22, 2022.

Signed:

Denis J. O’BRIEN

Chairman;

Holly Anya Mc NAMARA

For “DIGICEL HAÏTI INTERNATIONAL

FINANCE LTD”

Vice-Chairman;

Maarten R. BOUTE

For “ONEFONE S.A

Member;

Charles Oliver COUGHLAN

Treasurer;

Sophia STRANSKY

Secretary.

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two.

True copy

Collated

[signature]

Me Dina SÉÏDE

Notary Public

FIRST ISSUE

REPUBLIC OF HAITI

Before Maître Dina SÉÏDE, with a Law Degree, Notary, in the Pétion-Ville residence, identified at No.: 003-648-248-9; licensed and taxed under Nos. 2807188582 and 36482489 for the current fiscal year.

The following person appeared:

Maître Johnson NAZAIRE, identified for tax purposes under tax code No.: 006-993-223-6, lawyer at the Port-au-Prince Bar, owner, residing and domiciled in the Municipality of Pétion-Ville, licensed, and taxed under Nos: 2167181185 and 8407016625 for the current fiscal year, who is currently present in our Office.

This appearing party has hereby filed the following with the undersigned Notary to be placed in the minutes of her archives in order to issue any document relating thereto.

A subscription form for shares in “DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”, represented by Ms. Holly Anya Mc NAMARA, following the increase in the share capital of the Société Anonyme: “UNIGESTION HOLDING S.A.” dated June twenty-second, two thousand and twenty-two (June 22, 2022).

Which subscription form is printed in black ink on one (1) sheet of plain white paper with the signature of Ms. Holly Anya Mc NAMARA, acting as representative of “DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”.

The said subscription form will be registered at the same time as the minutes hereof and will remain attached thereto.

In witness whereof:

Done in Pétion-Ville, in the Office and minuted, this day of August twenty-five, two thousand and twenty-two (August 25, 2022).

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	41

And, after reading the document, the parties have signed it with the undersigned notary.

Signed in the same place in the minutes hereof: Maître Johnson NAZAIRE and Maître Dina SÉÏDE, Notary. The latter, custodian of the minute.

After which is written:

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022). Folio... Case... of the Register... No.:... of Civil Acts.

All duties collected in Pétion-Ville.

The Receiver of the Registration (S):

Mr. Luc Richard BATTIST.

Notice of fee: RC: 15716675.

First Issue

Collated

[signature]

Me Dina SÉÏDE

Notary Public

THE CONTENT OF THE SAID MINUTES IS AS FOLLOWS

ANNEX

SHARE SUBSCRIPTION FORM FOR THE SOCIÉTÉ ANONYME:

“UNIGESTION HOLDING S.A. “

“DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”, a Company governed by the Laws St. Lucia, represented by Holly Anya Mc NAMARA, following mandate dated June 20, 2022, residing and domiciled in St. Lucia, identified by her St. Lucian Passport No: R191524, acknowledges having subscribed one hundred and ninety-two thousand one hundred and ninety-two (192,192) shares with a par value of twenty-five gourdes (Gdes 25.00) each, of the Société Anonyme: “UNIGESTION HOLDING S.A.”, following an increase in share capital of five million gourdes (Gdes 5,000,000.00).

I undertake to pay all the said shares and to pay the sum of four million eight hundred and four thousand eight hundred gourdes (Gdes 4,804,800.00) upon signature of this document, in accordance with the legal provisions in force.

Port-au-Prince, June 22, 2022.

(S):

“DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”

represented by Holly Anya Mc NAMARA

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022).

True copy

Collated.

[signature]

Me Dina SÉÏDE

Notary Public

FIRST ISSUE

REPUBLIC OF HAITI

Before Maître Dina SÉÏDE, with a Law Degree, Notary, in the Pétion-Ville residence, identified at No.: 003-648-248-9; licensed and taxed under Nos. 2807188582 and 36482489 for the current fiscal year.

The following person appeared:

Maître Johnson NAZAIRE, identified for tax purposes under tax code No.: 006-993-223-6, lawyer at the Port-au-Prince Bar, owner, residing and domiciled in the Municipality of Pétion-Ville, licensed, and taxed under Nos: 2167181185 and 8407016625 for the current fiscal year, who is currently present in our Office.

This appearing party has hereby filed the following with the undersigned Notary to be placed in the minutes of her archives in order to issue any document relating thereto.

A subscription form for shares in “ONEFONE S.A.”, represented by Mr. Maarten R. BOUTE, following the increase in the share capital of the Société Anonyme: “UNIGESTION HOLDING S.A.” on September fifth, two thousand and twenty-two (September 5, 2022).

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	42

Which subscription form is printed in black ink on one (1) sheet of plain white paper with the signature of Mr. Maarten R. BOUTE, acting as representative of “ONEFONE S.A.”.

The said subscription form will be registered at the same time as the minutes hereof and will remain attached thereto.

In witness whereof:

Done in Pétion-Ville, in the Office and minuted, this day of August twenty-five, two thousand and twenty-two (August 25, 2022).

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	43

And, after reading the document, the parties have signed it with the undersigned notary.

Signed in the same place in the minutes hereof: Maître Johnson NAZAIRE and Maître Dina SÉÏDE, Notary. The latter, custodian of the minute.

After which is written:

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022). Folio... Case... of the Register... No.:... of Civil Acts.

All duties collected in Pétion-Ville.

The Receiver of the Registration (S):

Mr. Luc Richard BATTIST.

Notice of fee: RC: 15716675.

First Issue

Collated

[signature]

Me Dina SÉÏDE

Notary Public

THE CONTENT OF THE SAID MINUTES IS AS FOLLOWS

ANNEX

SHARE SUBSCRIPTION FORM FOR THE SOCIÉTÉ ANONYME:

“UNIGESTION HOLDING S.A. “

“ONEFONE S.A.”, Company governed by Haitian Laws, represented by Maarten R. BOUTE, following mandate dated June 20, 2022, residing and domiciled in Port-au-Prince, identified by his Tax ID No.: 004-885-731-4, acknowledges having subscribed to seven thousand eight hundred and eight (7,808) shares with a par value of twenty-five gourdes (Gdes 25.00) each, of the Société Anonyme: “UNIGESTION HOLDING S.A.”, following an increase in share capital of five million gourdes (Gdes 5,000,000.00).

I undertake to pay up all the said shares and to pay the sum of one hundred and ninety-five thousand two hundred gourdes (Gdes 195,200.00) on signature of this document, in accordance with the legal provisions in force.

Port-au-Prince, September 05, 2022.

(S):

“ONEFONE S.A.”

represented by Maarten R. BOUTE

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022).

True copy

Collated.

[signature]

Me Dina SÉÏDE

Notary Public

FIRST ISSUE

REPUBLIC OF HAITI

Before Maître Dina SÉÏDE, with a Law Degree, Notary, in the Pétion-Ville residence, identified at No.: 003-648-248-9; licensed and taxed under Nos. 2807188582 and 36482489 for the current fiscal year.

The following person appeared:

Maître Johnson NAZAIRE, identified for tax purposes under tax code No.: 006-993-223-6, lawyer at the Port-au-Prince Bar, owner, residing and domiciled in the Municipality of Pétion-Ville, licensed, and taxed under Nos: 2167181185 and 8407016625 for the current fiscal year, who is currently present in our Office.

This appearing party has hereby filed the following with the undersigned Notary to be placed in the minutes of her archives in order to issue any document relating thereto.

The minutes of the Extraordinary General Shareholders’ Meeting of the Société Anonyme: “UNIGESTION HOLDING S.A.” duly signed by the shareholders of the said Company on June twenty-first, two thousand and twenty-two (June 21, 2022).

The said minutes are printed in black ink on six (6) sheets of plain white paper with, on the sixth sheet, the signatures of Mr. Denis J. O’BRIEN; Mrs. Holly Anya Mc NAMARA for “DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”; Mr. Maarten R. BOUTE for “ONEFONE S.A.”; Mr. Charles Oliver COUGHLAN and Ms. Sophia STRANSKY.

The said minutes will be registered at the same time as the minutes hereof and will remain attached thereto.

In witness whereof:

Done in Pétion-Ville, in the Office and minuted, this day of August twenty-five, two thousand and twenty-two (August 25, 2022).

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	44

And, after reading the document, the parties have signed it with the undersigned notary.

Signed in the same place in the minutes hereof: Maître Johnson NAZAIRE and Maître Dina SÉÏDE, Notary. The latter, custodian of the minute after which is written:

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022). Folio... Case... of the Register... No.:... of Civil Acts.

All duties collected in Pétion-Ville. The Receiver of the Registration (S): Mr. Luc Richard BATTIST. Notice of fee: RC: 15716675. First Issue Collated [signature] Me Dina SÉÏDE Notary Public

THE CONTENT OF THE SAID MINUTES IS AS FOLLOWS ANNEX

MINUTES

OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’

MEETING OF “UNIGESTION HOLDING S.A”

June 21, 2022

The Extraordinary General Meeting of “UNIGESTION HOLDING S.A.”, a Haitian company with tax registration number: 000-405-526-7, modified by Noticed of the Ministry of Trade and Industry dated March 2, 2006, published in the Official Journal of the Republic of Haiti “Le Moniteur”, No. 65 dated July 10, 2006, having its registered office in Port-au-Prince, Haiti and having been duly convened;

The shareholders present or represented are:

Name & address of shareholders	Number of shares allocated	Represented by
DIGICEL HAITI INTERNATIONAL FINANCE LIMITED 1st Floor, Financial Centre Bridge Street, Castries St Lucia	96,093	Holly Anya Mc NAMARA
Denis J. O’BRIEN Silena SLM 11, Malta	1
Charles Oliver COUGHLAN 14 Ocean Boulevard, Kingston, Jamaica	1
Sophia STRANSKY Port-au-Prince, Haiti	1
ONEFONE S.A. Port-au-Prince, Haiti	3,904	Maarten R. BOUTE

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	45

In accordance with the Bylaws, the meeting was convened by letter sent to shareholders. The officers of the meeting were the Chairman and the Secretary of the Board of Directors, Denis J. O’BRIEN and Sophia STRANSKY.

Once it was established that all shareholders were present or represented, it was agreed that the Meeting could deliberate validly, in accordance with the provisions of the Bylaws.

The Chairman of the Board of Directors declared the Extraordinary General Meeting open at 9:30 a.m. The Chairman then recalled the items on the agenda concerning:

1.     Amendment to the Bylaws, Memorandum of Association and Subscription Deed;

2.     Increase in the Company’s share capital;

3.     Subscription of new shares;

4.     Election of a new Board of Directors;

5.     Delegation of powers to the Board of Directors.

The Chairman made available to the Meeting:

1.     Attendance sheet;

2.     A copy of the Official Journal “Le Moniteur”.

The Chairman declared that the documents and information required by law and the Company’s Bylaws were available for inspection by the shareholders present.

At his invitation, the meeting acknowledged this statement.

He then opened the floor for discussion.

The Chairman proposed an amendment to the Company’s Bylaws, Memorandum of Association and Subscription Deed and asked for a resolution to approve it.

Then, on the proposal to increase the share capital by five million gourdes (Gdes 5,000,000.00), the Chairman asked that a resolution be passed to this effect, as well as a statement of the Company’s new shareholder base.

He also proposed a resolution ratifying the members of the Board of Directors. He proposes that the following be ratified:

Denis J. O’BRIEN - Chairman;

“DIGICEL HAITI INTERNATIONAL FINANCE LIMITED”

represented by Holly Anya Mc NAMARA

Vice-Chairman;

Charles Oliver COUGHLAN - Treasurer;

Sophia Stransky - Secretary; and

“ONEFONE S.A.”

represented by Maarten R. BOUTE - Member.

The Chairman outlined the responsibilities of the Board of Directors. To this end, the shareholders agreed to delegate all powers to the Board of Directors to implement the said resolutions and proposed that a resolution also be passed to approve them.

After the various presentations and discussions relating to the items on the agenda, the Extraordinary General Shareholders’ Meeting deliberated and passed the following resolutions unanimously.

FIRST RESOLUTION

AMENDMENT TO THE BYLAWS, MEMORANDUM OF ASSOCIATION AND SUBSCRIPTION DEED

The shareholders, meeting in Extraordinary General Meeting, have decided to amend the Company’s Bylaws, Memorandum and Subscription Form in their entirety as set out below, and to repeal the shareholders’ agreement in its entirety, as well as all decisions arising therefrom, both past and future.

On motion duly made and seconded, it was unanimously resolved by the shareholders present and represented to approve this resolution.

SECOND RESOLUTION

INCREASE IN SHARE CAPITAL

The Chairman of the Board of Directors of the Company proposed to the shareholders to increase the share capital of the

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	46

Company from two million five hundred thousand gourdes (Gdes 2,500,000.00) to seven million five hundred thousand gourdes (Gdes 7,500,000.00), by means of the creation of two hundred thousand (200,000) shares with a par value of twenty-five gourdes (Gdes 25.00) each.

Consequently, the Company’s share capital is seven million five hundred thousand gourdes (Gdes 7,500,000.00), divided into three hundred thousand (300,000) shares with a par value of twenty-five gourdes (Gdes 25.00) each.

On motion duly made and seconded, it was unanimously resolved by the shareholders present and represented to approve this resolution.

THIRD RESOLUTION

SUBSCRIPTION OF NEW SHARES ISSUED

Following the increase in share capital, subscriptions to the new shares issued is allocated as follows:

Name & address of shareholder	Number of shares subscribed
DIGICEL HAITI INTERNATIONAL FINANCE LIMITED 1st Floor, Financial Centre Bridge Street, Castries St Lucia	192,192
ONEFONE S.A. Port-au-Prince, Haiti	7,808
Denis J. O’BRIEN Silena SLM 11, Malta	0
Charles Oliver COUGHLAN 14 Ocean Boulevard, Kingston. Jamaica	0
Sophia STRANSKY Port-au-Prince, Haiti	0

As a result, the Company’s share capital is composed as follows:

Name & address of shareholders	Number of shares allocated	Represented by
Digicel Haiti International Finance Limited	288,285	Holly Anya Mc NAMARA
Onefone S.A.	11,712	Maarten R. BOUTE
Denis J. O’Brien	1
Charles Oliver Coughlan	1
Sophia Stransky	1

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	47

On motion duly made and seconded, it was unanimously resolved by the shareholders present and represented to approve this resolution.

FOURTH RESOLUTION

ELECTION OF THE BOARD OF DIRECTORS

The shareholders discharge the outgoing members of the Board of Directors, and the new Board of Directors is elected as follows:

Denis J. O’BRIEN

Chairman;

“DIGICEL HATH INTERNATIONAL FINANCE LTD” represented by Holly Anya Mc NAMARA

Vice-Chairman;

Charles Oliver COUGHLAN

Treasurer;

Sophia STRANSKY

Secretary;

“ONEFONE S.A.”

represented by Maarten R. BOUTE

Member.

On motion duly made and seconded, it was unanimously resolved by the shareholders present and represented to approve this resolution.

FIFTH RESOLUTION

DELEGATION OF POWERS TO THE BOARD OF DIRECTORS

The shareholders give full powers to the Board of Directors, which may delegate to any person of its choice for the purpose of implementing the resolutions adopted by the shareholders at this Extraordinary General Shareholders’ Meeting.

On motion duly made and seconded, it was unanimously resolved by the shareholders present and represented to approve this resolution.

There being no further business, the meeting was adjourned at 11 a.m.

These minutes have been drawn up and signed by the members present and represented at the meeting.

Signed:

Denis J. O’BRIEN

Chairman;

“DIGICEL HAÏTI INTERNATIONAL FINANCE LTD” Rep. by Holly Anya Mc NAMARA

Vice-Chairman;

Charles Oliver COUGHLAN

Treasurer;

Sophia STRANSKY

Secretary;

“ONEFONE S.A.”

Rep. by Maarten R. BOUTE

Member.

Registered in Pétion-Ville, on September fifth, two thousand and twenty-two (September 5, 2022).

True copy

Collated.

[signature]

Me Dina SÉÏDE

Notary Public

Two originals of the amendments to the Bylaws, the Memorandum of Association, and the Subscription Form of the Société Anonyme: “UNIGESTION HOLDING, S.A.”. With a share capital of 7,500,000.00 gourdes. And headquartered in Port-au-Prince. Done in Port-au-Prince, on... Date of filing of amended Bylaws: 08/25/2022. DGI registration: September 5, 2022. Signature of the Memorandum of Association: on... DGI

No. 65 – Monday July 10, 2006	<<LE MONITEUR>>	48

registration:.... Final registration: 6/6/2023. N°: F-056. Folio: 93. Reg: VIII.	[signature] General Manager

o. 65 – Monday July 10, 2006	<<LE MONITEUR>>	49